Exhibit 99.1

Transphorm Announces Fiscal 2024 First Quarter Results and Provides Business Update

Transphorm Reports First Quarter Revenue of $5.9 Million, Representing 14% Year-Over-Year Growth

Fiscal First Quarter Gross Margin Increased to 36%, a Substantial Sequential Increase from 5% in the Prior Quarter

Company to Host Webcast Today at 5:00 p.m. EDT to Review Quarterly Results and Provide a Business Update

GOLETA, Calif.—August 14, 2023—Transphorm, Inc. (NASDAQ: TGAN)—a global leader in GaN, the future of next generation power systems, announced today financial results for its fiscal 2024 first quarter ended June 30, 2023.

Corporate Updates

•Raised $7.94 million in gross proceeds in the second fiscal quarter through the completion of the previously announced rights offering.
•With the rights offering completed, we are now beginning our previously announced strategic review of Transphorm with the goal of maximizing shareholder value, encompassing potential strategic and/or traditional equity or debt financing, US and Asia-based licensing opportunities, and M&A opportunities.

Key Business Highlights

•Reported revenue of $5.9 million for the first quarter of fiscal 2024 with roughly an equal split in Product revenue and Government revenue, a 14% increase over the first quarter of fiscal 2023.
•Gross margin in the quarter was 36%, a significant increase from the 5% delivered in the prior quarter, representing an increase of 3100 basis points.
•Continued to grow its 5-year pipeline opportunity—now at over $450 million, up 3% from the Company’s previous update in June 2023. With traction in design-ins and opportunities nearing production, the Company expects to resume sequential product revenue growth in the second quarter of fiscal 2024.
•Secured and now successfully performing on the $15 million National Security Technology Accelerator (NSTXL) contract, recognizing revenue of $2.9 million during the first quarter of fiscal 2024 and cash collections of $2.9 million subsequent to quarter end.
•Continued capacity increases with record monthly epiwafer output achieved from the Company’s epiwafer operations in Japan, and released two additional reactors for process development at GlobalWafers’ epiwafer operations.

High Power Segment Update – Continued Leadership of Transphorm in GaN

•Increased total design-ins for higher power (300 Watt – 7.5 Kilowatt) to over 75 (with over 30 in production), an increase in ongoing design-ins of 25% from the Company’s previous update in June 2023, with traction in segments like micro-inverter and computing.

•Multiple 1.5-7.5 kilowatt range Titanium-rated power supplies with Transphorm GaN in production validating opportunities in AI Computing and Datacenter Power, enabling higher efficiencies and higher power densities, from power gaming graphics cards to datacenter PSUs, with fundamental patents for the underlying GaN topology.
•Achieved industry milestone demonstrating up to 5 microsecond short circuit withstand time (SCWT) with a patented approach, and in collaboration with Yaskawa Electric Corporation, proving Transphorm’s ability to meet the required SCWT capabilities of rugged power inverters such as servo motors, industrial motors, and electric vehicle powertrains served traditionally by silicon IGBTs or silicon carbide (SiC) MOSFETs, a GaN TAM of over $3 billion.
•Working on multiple 300 Watt to 2 kilowatt charger platforms at leading Asia-based electric 2 and 3-wheeler companies, including a top-3 market leader company in India.
•Demonstrated 600 Watt battery charging solution with Super GaN FETs achieving over 1% efficiency gain (14% loss reduction) vs. Silicon Superjunction while reducing power device count by 25% in a smaller GaN device versus a Silicon device – cheaper than Silicon, with higher performance.
•Strengthened position in automotive EV market with 1200 V FET advancements: simulation model released and receiving interest from both tier 1 automotive OEMs and ODMs.

Low Power Segment Update – Transphorm Enables Superior Performance

•Increased total design-ins for power adapters and fast chargers (< 300 Watt) to over 100 (with over 30 in production), an increase in ongoing design-ins of 10% from the Company’s previous update in June 2023.
•Multiple notebook charger designs, including inbox wins now shipping for several of the top 5 OEMs, with production at tier 1 ODMs.
•Successful traction with the Company’s SiP strategy with versatility in using the same Transphorm FET for 65 Watt and 100 Watt adapter design, a crossover not competitively possible with e-mode GaN.
•Secured a SiP based design win expected to ramp to multi-million units annually starting in the second half of fiscal 2024, at leading OEMs supplying diversified consumer power accessory products.

“The design-ins and design wins of the past few quarters have set the stage for a return to sequential product revenue growth in the second fiscal quarter. Our differentiated and highly patented products/platforms for the high-power segments are gaining momentum in key targeted market areas – Computing, Energy & Industrial and EVs. Additionally, the net proceeds from our rights offering, together with an anticipated non-dilutive debt financing, will enable us to continue to execute on our long-term growth plans and, along with the strategic review process, allow for enhancing and maximizing shareholder value,” commented Transphorm’s President, CEO and Co-Founder, Primit Parikh.

Cameron McAulay, CFO of Transphorm, stated, “We look forward to returning to sequential product revenue growth in the second fiscal quarter. A combination of our wins in the market, our pipeline and our strengthened balance sheet all will enable us to maximize growth in the future.”

Fiscal 2024 First Quarter Financial Results

Revenue increased $0.7 million, or 14.1%, to $5.9 million for the three months ended June 30, 2023 from $5.2 million for the same period in 2022. Government contract revenue was up $2.2 million year-over-year.

Operating expenses on a GAAP basis were $8.9 million in the first quarter of fiscal 2024, compared to $8.5 million in the fourth quarter of fiscal 2023 and $6.1 million in the first quarter of fiscal 2023. First quarter of fiscal 2024 operating expenses consisted of R&D expenses of $2.9 million and SG&A expenses of $6.0 million. Operating expenses on a non-GAAP basis were $6.8 million in the first quarter of fiscal 2024, a reduction from $7.5 million from the fourth quarter of fiscal 2023, and an increase from $5.4 million from the first quarter of fiscal 2023.

GAAP net loss for the first quarter of fiscal 2024 was ($7.4) million, or ($0.22) per share, compared to GAAP net loss of ($8.8) million, or ($0.15) per share, in the prior quarter, and GAAP net loss of ($5.4) million, or ($0.10) per share, in the first quarter of fiscal 2023. On a non-GAAP basis, net loss for the first quarter of fiscal 2024 was ($4.5) million, or ($0.08) per share, compared to non-GAAP net loss of ($7.2) million, or ($0.13) per share, in the prior quarter, and non-GAAP net loss of ($4.2) million, or ($0.08) per share, in the first quarter of fiscal 2023.

Cash, cash equivalents and restricted cash as of June 30, 2023, were $3.3 million, not including the net proceeds of $7.6 million from the recently concluded rights offering and $2.9 million of cash received from the execution of our Government program subsequent to quarter end.

Conference Call and Webcast Information

Event:	Transphorm Fiscal 2024 First Quarter Financial Results Full Year Financial Results
Date:	Monday, August 14, 2023
Time:	5:00 p.m. Eastern Daylight Time
Webcast:	https://edge.media-server.com/mmc/p/7m3qxbxn
Conference Call: https://register.vevent.com/register/BI931ccd4bdc5a4d4a9056e740205da579
A replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days on the Investor Relations section of the Company’s website.

About Transphorm

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s leading JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations move power electronics beyond the limitations of silicon to achieve over 99% efficiency, 50% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm GaN.

Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, change in fair value of promissory note and other income and expenses.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s expectations related to the asset-based debt financing initiatives it is pursuing, including the potential proceeds from such efforts; the Company’s current expectation regarding its cash runway, without any additional financing; the expected date through which the Company’s cash and any debt financing, if consummated, would fund the Company’s operations; the expectation that the proceeds from the rights offering and debt financing initiatives will allow the Company to continue to execute on its long-term growth plans; the Company’s 5-year pipeline and anticipated future growth; the Company’s expectation that sequential product revenue growth will resume in the second quarter of fiscal 2024; the Company’s expectations for future products, design-ins and market acceptance; and the information set forth in the quotes by the Company’s management set forth herein. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: prevailing market conditions; whether the Company will be able to successfully close any debt financing; that any funds raised through the rights offering and any debt financing may not fund the Company’s working capital requirements for as long as anticipated; that the Company’s current forecasted cash runway, without any additional financing, may not last as long as anticipated; that the Company’s anticipated strategic review may not result in any transaction (or that the terms of such transaction may not be favorable or acceptable to the Company or its stockholders); risks related to Transphorm’s operations, such as additional financing requirements, access to capital and market acceptance of its current and future products; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” and elsewhere therein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications

transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,311	$15,527
Restricted cash	—	500
Accounts receivable	6,915	4,396
Inventory	8,885	8,406
Prepaid expenses and other current assets	1,184	1,859
Total current assets	20,295	30,688
Property and equipment, net	7,957	7,890
Operating lease right-of-use assets	2,863	3,033
Goodwill	994	1,079
Intangible assets, net	247	321
Investment in joint venture	662	715
Other assets	697	726
Total assets	$33,715	$44,452

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,517	$7,895
Accrued interest	—	180
Accrued payroll and benefits	1,228	1,458
Operating lease liabilities	526	404
Revolving credit facility	—	12,000
Total current liabilities	8,271	21,937
Operating lease liabilities, net of current portion	2,390	2,670
Other liabilities	230	230
Total liabilities	10,891	24,837
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	6
Additional paid-in capital	247,027	230,272
Accumulated deficit	(222,295)	(209,236)
Accumulated other comprehensive loss	(1,914)	(1,427)
Total Stockholders’ equity	22,824	19,615
Total liabilities and stockholders’ equity	$33,715	$44,452

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenue, net	$5,883	$3,192	$5,156
Cost of goods sold	3,795	3,017	4,050
Gross (loss) profit	2,088	175	1,106
Operating expenses:
Research and development	2,869	3,013	1,740
Sales and marketing	1,482	1,651	1,083
General and administrative	4,516	3,854	3,317
Total operating expenses	8,867	8,518	6,140
Loss from operations	(6,779)	(8,343)	(5,034)
Interest expense	8	180	182
Loss in joint venture	860	659	582
Other income, net	(200)	(392)	(445)
Loss before tax expense	(7,447)	(8,790)	(5,353)
Tax expense	—	—	—
Net loss	$(7,447)	$(8,790)	$(5,353)

Deemed dividend related to warrant modification and issuance of Inducement warrants	5,612	—	—
Net loss attributable to common shareholders	$(13,059)	$(8,790)	$(5,353)

Net loss per share - basic and diluted	$(0.22)	$(0.15)	$(0.10)
Weighted average common shares outstanding - basic and diluted	59,264,378	57,144,218	54,404,830

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
GAAP net loss	$(7,447)	$(8,790)	$(5,353)
Adjustments:
Stock-based compensation	2,003	858	583
Depreciation	196	174	152
Amortization	74	74	74
Total other expense, net	668	447	319
Total adjustments to GAAP net loss	2,941	1,553	1,128
Non-GAAP net loss	$(4,506)	$(7,237)	$(4,225)
GAAP net loss per share - basic and diluted	$(0.22)	$(0.15)	$(0.10)
Adjustment	0.14	0.02	0.02
Non-GAAP net loss per share - basic and diluted	$(0.08)	$(0.13)	$(0.08)
Weighted average common shares outstanding - basic and diluted	59,264,378	57,144,218	54,404,830

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
GAAP operating expenses	$8,867	$8,518	$6,140
Adjustments:
Stock-based compensation	1,865	796	543
Depreciation	99	101	95
Amortization	74	74	74
Total adjustments to GAAP operating expenses	2,038	971	712
Non-GAAP operating expenses	$6,829	$7,547	$5,428

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,447)	$(5,353)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory	2	37
Depreciation and amortization	270	226
Amortization of right-of-use assets	131	150
Stock-based compensation	2,003	583
Interest cost	—	2
Gain on sale of equipment	(48)	(100)
Loss in joint venture	860	582
Changes in fair value of derivative instruments	124	—
Changes in operating assets and liabilities:
Accounts receivable	(2,519)	(645)
Inventory	(481)	(670)
Prepaid expenses and other current assets	670	(604)
Other assets	29	(28)
Accounts payable, accrued expenses, and other liabilities	(2,017)	1,086
Deferred revenue	—	8
Accrued payroll and benefits	(230)	(51)
Operating lease liabilities	(120)	(136)
Net cash used in operating activities	(8,773)	(4,913)
Cash flows from investing activities:
Purchases of property and equipment	—	(723)
Proceeds from sale of equipment	48	100
Investment in joint venture	(807)	(778)
Net cash used in investing activities	(759)	(1,401)
Cash flows from financing activities:
Proceeds from stock option exercise	—	20
Proceeds from issuance of common stock	2,000	16,000
Cost associated with issuance of common stock	(122)	(280)
Payment for taxes related to net share settlement of restricted stock units	(1)	—
Proceeds from exercise of stock warrants	7,263	—
Loan repayment	(12,000)	—
Net cash provided by financing activities	(2,860)	15,740
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(324)	(248)
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,716)	9,178
Cash, cash equivalents and restricted cash at beginning of period	16,027	33,935
Cash, cash equivalents and restricted cash at end of period	$3,311	$43,113
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$3,311	$42,613
Restricted cash	—	500
Cash, cash equivalents and restricted cash at end of period	$3,311	$43,113